EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-93597 of North Valley Bancorp on Form S-4 of our report dated February 24, 1999, appearing in the Annual Report on Form 10-KSB of Six Rivers National Bank for the year ended December 31, 1998 and to the references to us under the headings "Selected Financial Data" and "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
    DELOITTE & TOUCHE LLP


San Francisco, California
January 31, 2000


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